UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/03/2010

Technitrol, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05375

PA	23-1292472
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1210 Northbrook Drive, Suite 470, Trevose, PA 19053
(Address of principal executive offices, including zip code)

(215) 355-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets

On September 3, 2010, Technitrol completed its divestiture of the remaining operations of its Electrical Contact Products Group (AMI Doduco) to Tinicum Capital Partners II, L.P., JP Asia Capital Partners and affiliates, including members of the AMI Doduco management team, pursuant to the Sale and Purchase Agreement, dated July 30, 2010 (as previously disclosed in the Form 8-K filed with the Securities and Exchange Commission on August 3, 2010). The sale price was approximately EUR 33 million in cash, subject to normal working capital adjustments and other financial adjustments. Net proceeds from the transaction, after funding related retirement plan obligations and transaction costs, were approximately $39 million and will be applied to reduce Technitrol's outstanding bank debt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technitrol, Inc.

Date: September 03, 2010	By:	/s/ Drew A. Moyer
Drew A. Moyer
Interim Chief Executive Officer; Chief Financial Officer